Griffin Institutional Access Real Estate Fund

Investment Advisory and Sub-Advisory Agreements

Investment Advisory Agreement among the Trust and Griffin Capital Advisors LLC dated May 12, 2014 previously filed as Exhibit Ex.99(g)(1) with the Trust’s registration statement on June 19, 2014 (Accession Number 0001193125-14-242579) is hereby incorporated by reference.

Investment SubAdvisory Agreement among Griffin Capital Advisors LLC and Ennis Knupp, Inc. dated May 12, 2014 previously filed as Exhibit Ex.99(g)(2) with the Trust’s registration statement on June 19, 2014 (Accession Number 0001193125-14-242579) is hereby incorporated by reference.

Investment SubAdvisory Agreement among Griffin Capital Advisors LLC and CenterSquare Investment Management, Inc. dated May 12, 2014 previously filed as Exhibit Ex.99(g)(3) with the Trust’s registration statement on June 19, 2014 (Accession Number 0001193125-14-242579) is hereby incorporated by reference.